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                                                                    EXHIBIT 99.1

                              CAUTIONARY STATEMENT


         Reality Interactive, Inc. (the "Company"), or persons acting on behalf of the Company, or outside reviewers retained by the Company making statements on behalf of the Company, or underwriters, from time to time make, in writing or orally, "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in conjunction with an identified forward-looking statement, this Cautionary Statement is for the purpose of qualifying for the "safe harbor" provisions of such sections and is intended to be a readily available written document that contains factors which could cause results to differ materially from such forward-looking statements. These factors are in addition to any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statement.

         The following matter, among others, may have a material adverse effect on the business, financial condition, liquidity, results of operations or prospects, financial or otherwise, of the Company. Reference to this Cautionary Statement in the context of a forward-looking statement or statements shall be deemed to be a statement that may cause actual results to differ materially from those in such forward-looking statement or statements:

        DISCONTINUATION OF CURRENT OPERATIONS. The Company ceased its business operations effective April 30, 1999. Management of the Company believes this action was necessary in light of the Company's current liquidity needs and lack of short-term revenue opportunities. The Company is currently exploring potential uses for the Company in its current form as an inoperative public company. In the meantime, the Company intends to comply with all SEC filing requirements in order to maintain the Company's good standing under the Securities Exchange Act of 1934, as amended. In the event the Company is unable to find a suitable acquisition or merger candidate or other suitable use for the Company in the near future, the Company will be liquidated and its remaining assets will be distributed to its creditors in satisfaction of its then-current obligations and, if any assets remain thereafter, to its shareholders. There can be no assurance that any such candidate or other suitable use for the Company or its assets will be found.





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